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                                                                   EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement on Amendment No. 1 to Form S-1 of Norland Medical Systems, Inc., of our report on the financial statements of Dove Medical Systems, as of and for the years ended December 31, 1995 and 1994, dated May 10, 1996, appearing in the Prospectus, which is part of this Registration
Statement. We also consent to the reference to our Firm under the caption "Experts".


/s/ Hurley & Company
Hurley and Company
Granada Hills, California

June 20, 1996